UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 11, 2014

Date of Report (Date of earliest event reported)

Zynga Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35375	42-1733483
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

699 Eighth Street

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(855) 449-9642

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 11, 2014, Zynga Inc. (the “Company”) completed its previously announced purchase of all of the outstanding shares of NaturalMotion Limited, a U.K. company limited by shares (“NaturalMotion”), pursuant to the Share Purchase Agreement (the “Purchase Agreement”) dated January 30, 2014, by and among the Company, Zynga Game International Limited, a company incorporated in Ireland and a wholly owned subsidiary of the Company, NaturalMotion, the shareholders of NaturalMotion, and Shareholder Representative Services LLC, as sellers’ representative thereunder.

At the closing, the Company paid approximately $391 million in cash and issued approximately 39.8 million shares of Zynga’s Class A Common Stock. Approximately 11.6 million of the 39.8 million shares were issued to continuing employees and are subject to vesting over a three-year period. Pursuant to the Purchase Agreement, $50 million of the cash and stock consideration was placed into an escrow fund to settle losses arising out of any inaccuracy in, or breaches of, the warranties and covenants of NaturalMotion or its shareholders under the Purchase Agreement and certain other matters.

A copy of the Purchase Agreement is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 30, 2014. The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 2.01 is hereby incorporated into this Item 3.02. In accordance with the Purchase Agreement, a portion of the consideration delivered to the former shareholders of NaturalMotion consisted of 39,753,709 shares of Zynga’s Class A Common Stock. These shares were issued pursuant to exemptions from registration provided by Section 4(2) and/or Regulation S of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. The financial information required by this Item 9.01(a) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information. The financial information required by this Item 9.01(b) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynga Inc.

Date: February 11, 2014	By:	/s/ Devang Shah
Devang Shah
General Counsel, Secretary
and Vice President